SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement.	☐	Confidential, for use of the Commissioner
☐	Definitive proxy statement.		only (as permitted by Rule 14a-6(e)(2).
☑	Definitive additional materials.
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Transamerica Investors, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

IMPORTANT INFORMATION FOR
TRANSAMERICA INVESTORS, INC. (THE “CORPORATION”)
Transamerica Premier Funds (the “Premier Funds”)
SHAREHOLDERS OF THE TRANSAMERICA PREMIER FUNDS
TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS
Proposal I.
Q.	WHY AM I BEING ASKED TO VOTE FOR A NEW BOARD OF DIRECTORS?
A.	Transamerica Investment Management, LLC (“TIM”) currently serves as the Premier Funds’ investment adviser. TIM is an indirect, majority-owned subsidiary of AEGON N.V. Transamerica Fund Advisors, Inc. (“TFAI”) currently serves as investment adviser to another complex of registered investment companies (the “TFAI Fund Family”). TFAI is an indirect, wholly-owned subsidiary of AEGON, N.V. TIM and TFAI both are part of the AEGON Group of Companies. TFAI renders “manager of managers” services for the TFAI Fund Family by, among other things, selecting investment subadvisers to provide daily investment management services. TIM currently serves as subadviser to multiple funds in the TFAI Fund Family. The AEGON Group of Companies believes that opportunities exist to consolidate the Premier Fund Family into the TFAI Fund Family to take advantage of such opportunities in order to simplify and streamline the oversight and administration of the combined fund family. All funds would operate under the adviser/subadviser structure currently employed by the TFAI Fund Family and be overseen by a single Board and a single slate of officers. TIM would continue to be responsible for the day-to-day management of the Funds’ portfolios as subadviser to each of the Premier Funds. This consolidation is expected to result in a combined fund management organization with significant experience, resources and depth.
Q.	WHY DOES MY FUND’S BOARD RECOMMEND THIS PROPOSAL?
A.	In order to simplify oversight of the Funds, your Fund’s Board recommends that the Funds be overseen by a Board composed of nine members of the Board who currently oversee the TFAI Fund Family and one current member of the Board of the Premier Fund Family. No nominee, except John K. Carter, the President and Chief Executive Officer of the Funds, is an “interested person” of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). To accomplish this objective, the Board has nominated, and is recommending that shareholders approve, a common, unified Board.
Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THIS PROPOSAL?
A.	The proposal requires the affirmative vote of at least a majority of the Fund’s shares entitled to vote at the Meeting at which a quorum is present. Shareholders of all of the Funds vote together as a single class. Abstentions and broker non-votes will have no effect on Proposal I.
Proposal II.
Q.	WHY AM I BEING ASKED TO VOTE ON A NEW INVESTMENT ADVISORY AGREEMENT WITH TFAI?
A.	The proposed Investment Advisory Agreement is between your Fund and a new investment adviser, TFAI. All of the funds in the TFAI Fund Family currently have TFAI as investment adviser. TFAI will supervise and oversee the operations of the subadviser which is proposed to be TIM. Under the proposed Investment Advisory Agreement, TFAI, subject to the supervision of the Board, and in conformity with the stated policies of the Corporation and the Funds, will manage the operation of the Funds. TFAI is authorized to enter into subadvisory agreements with subadvisers for investment advisory services in connection with the management of the Funds. TFAI will supervise the activities of each subadviser it retains, and the subadvisory agreement will impose on the subadviser all the conditions to which TFAI is subject under the proposed Advisory Agreement. TFAI will review the performance of all subadvisers, and make recommendations to the Board with respect to the retention and renewal of subadvisory agreements. You are being asked to vote on the proposed Investment

Advisory Agreement because the I940 Act requires shareholder approval of the new Investment Advisory Agreement.
Q.	WHY DOES MY FUND’S BOARD RECOMMEND THIS PROPOSAL?
A.	Your Fund’s Board believes that the new Investment Advisory Agreement would benefit your Fund because it will result in a combined fund complex that will be served by an adviser which renders “manager of managers” services and which has significant experience, resources and depth. The Funds anticipate benefiting from potential future scale efficiencies, including efficiencies within the due diligence process, and economies and marketing advantages offered by retaining the primary investment management provider in the AEGON Group of Companies.
Q.	WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW ADVISORY AGREEMENT?
A.	If the shareholders of a Fund do not approve the proposed Advisory Agreement, the Board will take such action as it deems to be in the best interest of the Fund and its shareholders.
Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THIS PROPOSAL?
A.	Each Fund votes separately with respect to Proposal II. Approval of Proposal II, with respect to each Fund, requires the vote of a “majority of the outstanding voting securities” of a Fund within the meaning of the 1940 Act which is defined as an affirmative vote of the lesser of (a) 67% or more of the shares that are present or represented by proxy at the Special Meeting, if the shareholder of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the Fund’s outstanding shares. Abstentions and broker non-votes have the effect of a negative vote on Proposal II.
Proposal III.
Q.	WHY AM I BEING ASKED TO VOTE ON A NEW INVESTMENT SUBADVISORY AGREEMENT WITH TIM?
A.	Currently, TIM provides advisory services to the Funds pursuant to the current Investment Advisory Agreement. If the new investment advisory agreement is approved, TFAI will become the investment adviser to the Funds. To help ensure continuity and consistency of management of the Funds, the Board is proposing that TIM continue to be responsible for the day-to-day management of the Funds’ portfolios as subadviser to each Fund. It is expected that advisory services will continue to be provided by the same TIM personnel under the proposed Subadvisory Agreement. If Proposal II is not approved and TIM remains the investment adviser to the Funds and the Funds do not become part of the TFAI Fund Family, the proposed subadvisory agreement will not become effective, even if this Proposal III is approved.
Q.	WHY DOES MY FUND’S BOARD RECOMMEND THIS PROPOSAL?
A.	Your Fund’s Board believes that the new Investment Subadvisory Agreement would benefit your Fund because it maintains the continuity of investment management services rendered to the Funds.
Q.	WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW SUBADVISORY AGREEMENT?
A.	If the shareholders of a Fund do not approve the proposed new Subadvisory Agreement, the Board will take such action as it deems to be in the best interest of the Fund and its shareholders.
Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THIS PROPOSAL?
A.	To become effective with respect to a particular Fund, the proposed Subadvisory Agreement must be approved by a “1940 Act Majority Vote” of the outstanding shares of that Fund. A “majority of the outstanding voting securities” of a Fund within the meaning of the 1940 Act, is defined as an affirmative vote of the lesser of (a) 67% or more of the shares that are present or represented by proxy at the Special Meeting, if the shareholder of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the Fund’s outstanding shares.

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Proposal IV.
Q.	WHY AM I BEING ASKED TO AUTHORIZE TFAI, WITH THE APPROVAL OF THE BOARD, TO SELECT AND CHANGE INVESTMENT SUBADVISERS AND ENTER INTO INVESTMENT SUBADVISORY AGREEMENTS WITHOUT OBTAINING SHAREHOLDER APPROVAL?
A.	Your Fund’s Board believes that approval of this proposal will facilitate the efficient supervision and management of TIM and any other future subadvisers to the Funds by TFAI and the Board. TFAI, as the investment manager for the Funds, may from time to time recommend that the Board appoint additional subadvisers or replace a subadviser, depending on TFAI’s assessment of which subadviser or combination of subadvisers it believes will optimize a Fund’s chances of achieving its investment objective. If the new Investment Advisory Agreement is not approved, and TIM remains the investment adviser to the Funds and the Funds do not become part of the TFAI Fund Family, then the authorization of this proposal will not become effective even if this proposal is approved.
Q.	WHY DOES MY FUND’S BOARD RECOMMEND THIS PROPOSAL?
A.	The Board believes that providing TFAI with maximum flexibility to perform the duties that shareholders expect TFAI to perform (including, without limitation, selecting, supervising and evaluating subadvisers) without incurring the unnecessary delay or expense of obtaining shareholder approval, is in the bests interests of the Funds’ shareholders because it will allow the Funds to operate more efficiently.
Q.	WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THIS PROPOSAL?
A.	If the shareholders of a Fund do not approve the proposal, all new investment subadvisory agreements and any material investments to investment subadvisory agreements will require shareholder approval.
Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THIS PROPOSAL?
A.	To become effective with respect to a Fund, this proposal must be approved by a “1940 Act Majority Vote” of the outstanding shares of that Fund. A “majority of the outstanding voting securities” of a Fund within the meaning of the 1940 Act, is defined as an affirmative vote of the lesser of (a) 67% or more of the shares that are present or represented by proxy at the Special Meeting, if the shareholder of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the Fund’s outstanding shares.
Proposal V.
Q.	WHY AM I BEING ASKED TO APPROVE CHANGES TO THE FUNDAMENTAL POLICIES OFMY FUND?
A.	The 1940 Act requires each Fund to adopt fundamental investment policies with respect to several specific types of activities, namely a Fund’s ability to (1) borrow money, (2) issue senior securities, (3) engage in the business of underwriting securities issued by other persons, (4) purchase or sell real estate, (5) purchase or sell commodities, (6) make loans to other persons, and (7) concentrate its investments in any particular industry or group of industries. The 1940 Act requires that any modification or elimination of a Fund’s fundamental investment policies be approved by the Fund’s shareholders.
Q.	WHY DOES MY FUND’S BOARD RECOMMEND THIS PROPOSAL?
A.	Your Fund’s Board recommends to approve revision (and in some cases elimination of) the Fund’s fundamental policies in an effort to standardize the Funds’ investment policies and permit the Funds with the maximum flexibility under current law. The revised fundamental policies are the same as those in effect for the funds in the TFAI Fund Family.
Q.	WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE CHANGES TO THE FUNDAMENTAL INVESTMENT POLICIES OF EACH FUND?
A.	If any proposal is not approved for a Fund, the Fund’s existing fundamental policy on that investment practice will remain in effect.

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Q.	HOW MANY VOTES ARE NEEDED TO APPROVE THIS PROPOSAL?
A.	To be approved with respect to a particular Fund, each proposal must be approved by a “1940 Act Majority Vote” of the outstanding shares of that Fund. A “majority of the outstanding voting securities” of a Fund within the meaning of the 1940 Act, is defined as an affirmative vote of the lesser of (a) 67% or more of the shares that are present or represented by proxy at the Special Meeting, if the shareholder of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the Fund’s outstanding shares.
Q.	WHAT IF WE DON’T HAVE A QUORUM OR ENOUGH VOTES TO APPROVE A PROPOSAL BY THE SCHEDULED SHAREHOLDER MEETING?
A.	We or Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, may contact you by mail or telephone to encourage you to vote. Shareholders should review the proxy materials carefully and provide their vote to avoid additional mailings or telephone calls. In the absence of a quorum or if we do not have enough votes to approve the proposals by the time of the Shareholder Meeting at 11:00 a.m. on February 25, 2008, the meeting may be adjourned as to one or more proposals by the affirmative vote of a majority of the shares present in person or represented by proxy at the Shareholder Meeting in order to permit further solicitation.
Q.	HAS THE BOARD APPROVED THE PROPOSALS?
A.	Yes, the Funds’ Board of Trustees has approved the proposals and recommends that you vote “FOR” each proposal.
Q.	HOW CAN I VOTE?
A.	You can vote on the internet by logging on to www.proxyweb.com or by phone at 1-888-221-0697 or by completing and signing the proxy card and returning it in the postage-paid envelope provided in your proxy materials, or you can vote in person at the Special Meeting.
If you need any assistance, or have any questions regarding the proposals or how to submit your vote, please call Broadridge at 1-888-221-0697 between the hours of 9:30 a.m. and 9:00 p.m. Eastern time Monday through Friday and 10:00 a.m. and 6:00 p.m. Eastern time on Saturday.
Q.	HOW DO I SIGN MY PROXY CARD?
A.	INDIVIDUAL ACCOUNTS: A shareholder should sign exactly as his or her name appears on the account registration shown on the proxy instructions.

JOINT ACCOUNTS: Both owners must sign, and the signatures should conform exactly to the names shown on the account registration.

ALL OTHER ACCOUNTS: The person signing must indicate his or her capacity. For example, a trustee for a trust should include his or her title when he or she signs, such as: “Jane Doe, Trustee;” or an authorized officer of a company should indicate his or her position with the company, such as: “John Smith, President.”
Q.	WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE PROXY STATEMENT?
A.	Call Broadridge at 1-888-221-0697 between the hours of 9:30 a.m. and 9:00 p.m. Eastern time Monday through Friday and 10:00 a.m. and 6:00 p.m. Eastern time on Saturday.

THE PROXY STATEMENT CONTAINS MORE DETAILED INFORMATION ABOUT THE PROPOSALS. PLEASE READ IT CAREFULLY!

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Transamerica Premier Funds Draft Solicitation Script 12/11/07
DRAFT Transamerica Premier Funds
SOLICITATION SCRIPT
866-586-0512
Greeting:
Hello, is Mr./Ms.            available please?
Hi Mr./Ms.                     , my name is                      and I am calling on behalf of the Transamerica Premier Funds on a recorded line. Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders. Have you received this material?
If Received:
Your Board Members are asking you to consider the proposal(s) that affect your funds.
They have reviewed and approved these proposals and they recommend that you vote in favor of the proposal(s). For your convenience, would you like to vote now over the phone?
IF Yes:
The process will only take a few moments.
Again, my name is                     , a proxy voting specialist on behalf of the Transamerica Premier Funds.
Today’s date is                      and the time is            E.T.
Would you please state your full name and full mailing address?
Are you authorized to vote all shares?
(If Yes, proceed with voting process)
(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)
The Board of Trustees (or Board of Directors as applicable) has unanimously approved the proposal(s) as set forth in the material you received and recommends a favorable vote for this proposal(s). How do you wish to vote your account/each of your accounts?

Transamerica Premier Funds Draft Solicitation Script 12/11/07
For Favorable Vote:
Mr./Ms.                      I have recorded your vote as follows, for all of your Transamerica Premier Funds, accounts you are voting in favor of the proposal as set forth in the proxy materials you received.
For Non-Favorable Vote:
Mr./Ms.                      I have recorded your vote as follows, for all of your Transamerica Premier Funds, accounts you are voting against the proposal as set forth in the proxy materials you received.
For Abstentions:
Mr./Ms.                      I have recorded your vote as follows, for all of your Transamerica Premier Funds, accounts you are abstaining on the proposal as set forth in the proxy materials you received.
You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 1-866-586-0512. Thank you very much for your participation and have a great day/evening.
If Unsure of voting:
Would you like me to review the proposal(s) with you? (Answer all the shareholders questions and ask them if they wish to vote over the phone. If they agree, return to authorized voting section)

Transamerica Premier Funds Draft Solicitation Script 12/11/07
If Not Received:
I can resend the materials to you. Do you have an email address this can be sent to? (If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.
If Shares were sold after (record date)
I understand Mr./Ms.          , however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting your shares now?
If Not Interested:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.
ANSWERING MACHINE MESSAGE:
Hello, my name is                      and I am a proxy voting specialist for the Transamerica Premier Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 25, 2008.
Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0512 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM — 9:00 PM and Saturday 10:00AM — 6:00 PM Eastern Time.
Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

Transamerica Premier Funds Draft Solicitation Script 12/11/07
INBOUND — CLOSED RECORDING
“Thank you for calling the Broadridge Proxy Services Center for the Transamerica Premier Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM — 9:00 PM and Saturday 10:00 AM — 6:00 PM Eastern Time. Thank you.
INBOUND — CALL IN QUEUE MESSAGE
     “Thank you for calling the Broadridge Proxy Services Center for the Transamerica Premier Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.
END OF CAMPAIGN MESSAGE
“Thank you for calling the Broadridge Proxy Services Center for the Transamerica Premier Funds. The meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Transamerica Premier Funds account, please contact your Financial Advisor or call Transamerica Premier Funds, at 1-800-xxx-xxxx. Thank you for investing with Transamerica Premier Funds.